Exhibit 15

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Protective Life Corporation

        We are aware that our report dated April 26, 2000, on our review of interim consolidated financial information of Protective Life Corporation and subsidiaries for the period ended March 31, 2000, and included in the Company's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's registration statements on Form S-8 and Form S-3.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

May 12, 2000